Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 200 0

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance

Pool Data—Original Deal Parameters
Securities Balance	$1,411,797,000.00		$366,759,000.00	$429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,455,461,330.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			6.66%	6.75%	6.76%	6.80%
Final Scheduled Payment Date			October 15, 2001	May 15, 2003	August 15, 2004	April 15, 2007
Number of Contracts	105,023
Weighted Average Coupon	10.34%
Weighted Average Remaining Term	49.90	months
Servicing Fee Rate	1.00%

Pool Data—Prior Month
Securities Balance	$1,319,471,853.30		$274,433,853.30	$429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,363,136,183.30
Securities Pool Factor	0.93460452		0.74826754	1.00000000	1.00000000	1.00000000
Number of Contracts	102,034
Weighted Average Coupon	10.34%
Weighted Average Remaining Term	48.19	months
Precompute and Simple Interest Advances	$3,743,350.22
Payahead Account Balance	$1,931,165.50
Supplemental Servicing Fee Received	$116,798.76
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Pool Data—Current Month
Securities Balance	$1,276,841,057.06		$231,803,057.06	$429,000,000.00	$407,000,000.00	$209,038,000.00
Receivables Pool Balance	$1,320,505,387.06
Securities Pool Factor	0.90440839		0.63203100	1.00000000	1.00000000	1.00000000
Number of Contracts	100,609
Weighted Average Coupon	10.35%
Weighted Average Remaining Term	47.34	months
Precompute and Simple Interest Advances	$4,457,456.77
Payahead Account Balance	$1,950,752.23
Supplemental Servicing Fee Received	$118,781.37
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

Reserve Fund
Initial Deposit Amount	$3,638,653.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$9,903,790.40
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$70,226,258.14

Beginning Balance	$10,223,521.37
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$3,362,434.49
Reserve Fund Balance Prior to Release	$13,585,955.86
Reserve Fund Required Amount	$9,903,790.40
Reserve Fund Release to Seller	$3,682,165.46
Ending Reserve Fund Balance	$9,903,790.40

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount

Liquidated Contracts	22
Gross Principal Balance of Liquidated Receivables		$208,835.19
Net Liquidation Proceeds Received During the Collection Period		$(127,463.79)
Recoveries on Previously Liquidated Contracts		$0.00
Aggregate Credit Losses for the Collection Period		$81,371.40

Cumulative Credit Losses for all Periods	32	$114,947.36
Repossessed in Current Period	79

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:

Annualized Average Charge-Off Rate

Second Preceding Collection Period	0.02%
First Preceding Collection Period	0.02%
Current Collection Period	0.07%

Condition (i) (Charge-off Rate)
Three Month Average	0.04%
Charge-off Rate Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

Delinquent and Repossessed Contracts

	Percent	Contracts		Percent	Amount

31-60 Days Delinquent	2.03%	2,046		2.14%	$27,298,634.54
61-90 Days Delinquent	0.20%	198		0.22%	$2,827,336.99
Over 90 Days Delinquent	0.10%	98		0.12%	$1,501,529.88

Total Delinquencies		2,342			$31,627,501.41

Repossessed Vehicle Inventory		136	*
* Included with delinquencies above

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.01%
First Preceding Collection Period	0.16%
Current Collection Period	0.29%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.15%
Delinquency Percentage Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2000-B Owner Trust
Distribution Date of December 15, 2000 for the Collection Period November 1, 2000 through November 30, 2000

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance

Collections
Principal Payments Received	$42,421,961.05
Interest Payments Received	$11,298,781.12
Net Precomputed Payahead Amount	$(19,586.73)
Aggregate Net Liquidation Proceeds Received	$127,463.79
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$53,828,619.23
Net Simple Interest Advance Amount	$330,754.75
Net Precomputed Advance Amount	$383,351.80

Total Available Amount	$54,542,725.78

Amounts Due
Servicing Fee	$1,135,946.82
Accrued and Unpaid Interest	$7,413,548.23
Principal	$42,630,796.24
Reserve Fund	$3,362,434.49

Total Amount Due	$54,542,725.78

Actual Distributions
Servicing Fee	$1,135,946.82
Interest	$7,413,548.23	$1,523,107.89	$2,413,125.00	$2,292,766.67	$1,184,548.67
Principal	$42,630,796.24	$42,630,796.24	$0.00	$0.00	$0.00
Reserve Fund	$3,362,434.49

Total Amount Distributed	$54,542,725.78	$44,153,904.13	$2,413,125.00	$2,292,766.67	$1,184,548.67

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections		$4,150,299.69
Prepayments in Full	207 contracts	$2,259,267.17
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$7,909,852.95
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$383,351.80
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$19,586.73

Simple Interest Contracts
Collected Principal		$21,970,946.86
Prepayments in Full	1196 contracts	$14,041,447.33
Collected Interest		$9,798,495.03
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$330,754.75

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ Robert Woodie

Robert Woodie National Treasury Manager